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                                                                    EXHIBIT 4.3

                      FIRST AMENDMENT TO RIGHTS AGREEMENT


              FIRST AMENDMENT, dated as of October 13, 2000 ("First Amendment"), to Rights Agreement dated as of August 14, 1998 (the "Rights Agreement"), between Arden Realty, Inc., a Maryland corporation (the "Company"), and The Bank of New York (the "Rights Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

              WHEREAS, the Company and the Rights Agent previously entered into the Rights Agreement; and

              WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend any provision of the Rights Agreement in accordance with the terms of such Section 26.

              NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in this Amendment, the parties hereby amend the Rights Agreement as follows:

              1. Section 1.3(ii)(A)(z) of the Rights Agreement is hereby amended and restated in its entirety to reads as follows:

              "(z) securities which such Person or any of such Person's Affiliates or Associates may acquire, does or do acquire or may be deemed to acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person's Affiliates or Associates) if prior to such Person becoming an Acquiring Person the Board of Directors of the Company has approved such agreement and determined that such Person shall not be or be deemed to be the beneficial owner of such securities within the meaning of this Section 1.3; or."

              2. The following is hereby added as a new Section 1.9 of the Rights Agreement and former Sections 1.9 through 1.13, respectively, are hereby renumbered as Sections 1.10 through 1.14 respectively:

              "1.9. `Future Director' shall mean any director who is not a Continuing Director."

              3. The last sentence of Section 11.1.3 is hereby amended and restated to read in its entirety as follows:

              "For a period of 180 days following a Trigger Event, actions by the Company pursuant to this Section 11.1.3 shall be approved by the vote of a majority of the Continuing Directors, and no Future Director shall be entitled to vote with respect to such action. Thereafter, such actions shall be approved by the vote of a majority of the Board of Directors."


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              4. The last sentence of Section 11.4.1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

              "If the Security is not publicly held or not so listed or traded, or if on any such date the Security is not so quoted and no such market maker is making a market in the Security, "current per share market price" shall mean the fair value per share as determined in good faith
       (i) by the Board of Directors of the Company if at the time of determination there is no Acquiring Person, (ii) if at the time of determination there is an Acquiring Person, for a period of 180 days following a Trigger Event, by a majority of the Continuing Directors, or
       (iii) if there are no Continuing Directors or if the 180 day period following a Trigger Event has expired, by a nationally recognized investment banking firm selected by the Board of Directors, which shall have the duty to make such determination in a reasonable and objective manner, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes."

              5. The penultimate sentence of Section 11.4.2 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

              "If on any such date neither the Common Shares nor the Preferred Shares are so quoted and no such market maker is making a market in either the Common Shares or the Preferred Shares, "current per share market price" of the Preferred Shares shall mean the fair value per share as determined in good faith (i) by the Board of Directors of the Company if at the time of determination there is no Acquiring Person, (ii) if at the time of determination there is an Acquiring Person, for a period of 180 days following a Trigger Event, by a majority of the Continuing Directors, or (iii) if there are no Continuing Directors or if the 180 day period following a Trigger Event has expired, by a nationally recognized investment banking firm selected by the Board of Directors of the Company, which shall have the duty to make such determination in a reasonable and objective manner, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes."

              6. Section 13.3 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

              "Section 13.3 Approved Acquisitions. Notwithstanding anything contained herein to the contrary, upon the consummation of any merger or other acquisition transaction of the type described in clause (A), (B) or
       (C) of Section 13.1 involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person's Affiliates or Associates) which agreement has been approved by the Board of Directors of the Company prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.1."

              7. The last sentence of Section 14.1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:


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              "If on any such date no such market maker is making a market in the Rights, the current market value of the Rights on such date shall be the fair value of the Rights as determined in good faith (i) by the Board of Directors of the Company if at the time of determination there is no Acquiring Person, (ii) if at the time of determination there is an Acquiring Person, for a period of 180 days following a Trigger Event, by a majority of the Continuing Directors, or (iii) if there are no Continuing Directors or if the 180 day period following a Trigger Event has expired, by a nationally recognized investment banking firm selected by the Board of Directors of the Company, which shall have the duty to make such determination in a reasonable and objective manner, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes."

              8. The second sentence of Section 22 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

              "In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangements, granted or awarded as of the Distribution Date, or upon exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) at the time of a determination by the Board of Directors to cause the Company to issue a Right Certificate under clause (b) above, there must be Continuing Directors then in office and any such determination shall require the approval of at least a majority of such Continuing Directors; provided, however, that this clause (iii) shall be applicable only for the 180 day period following a Trigger Event."

              9. The last sentence of Section 26 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

              "Any supplement or amendment to this Agreement pursuant to this
       Section 26 shall be approved by a majority of the Board of Directors; provided, however, that for a period 180 days following a Trigger Event, any supplement or amendment to this Agreement pursuant to this Section 26 shall be approved by a vote of the majority of the Continuing Directors, and no Future Director shall be entitled to vote with respect to such supplement or amendment. Thereafter, any such supplement or amendment shall be approved by the vote of a majority of the Board of Directors."


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              10. Section 30 of the Rights Agreement is hereby amended and restated in its entirety as follows:

              "Section 30 Determination and Actions by the Board of Directors. The Board of Directors of the Company (in conjunction with the Continuing Directors as specifically provided in this Agreement) or, where applicable as specifically provided in this Agreement, the Continuing Directors, shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company (in conjunction with the Continuing Directors, as applicable) or to the Continuing Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company or the Continuing Directors, as applicable, in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors or the Continuing Directors, as applicable, to any liability to the holders of the Rights. Notwithstanding any provision in this
       Section 30 or any other provision of this Agreement, (i) any requirement that Continuing Directors vote for or approve any action shall be limited to the 180 day period following a Trigger Event, and (ii) no Future Director shall be entitled to vote for the redemption, modification or termination of the Rights for a period of 180 days following a Trigger Event."

       11. The fourth paragraph of Exhibit B to the Rights Plan ("Form of Right Certificate) is hereby amended and restated in its entirety as follows:

              "Subject to the provisions of the Agreement, the Board of Directors may, at its option, (i) redeem the Rights represented by this Right Certificate at a redemption price of $.01 per Right at any time prior to the close of business on the tenth day after the Shares Acquisition Date or (ii) exchange Common Shares for the Rights represented by this Certificate, in whole or in part. The period during which redemption of the Rights is permitted may be extended by the Board of Directors of the Company; provided, however, that for a period of 180 days following a Trigger Event, such an extension shall require the concurrence of a majority of the Continuing Directors. Unless otherwise provided in the Rights Agreement, no Future Director shall be entitled to vote for the redemption, modification or termination of the Rights for a period of 180 days following a Trigger Event."

       12. The tenth paragraph of Exhibit C to the Rights Plan (SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES), is hereby amended to (a) delete the words "close of business on the tenth business day following the first date of public announcement that


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a Person has become an Acquiring Person" and replace them with the words "time that an Acquiring Person has become such.

              13. This First Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

              14. This First Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.

              IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.



                                        ARDEN REALTY, INC.


                                        By: /s/ DAVID A. SWARTZ
                                            ------------------------------------
                                        Name:  David A. Swartz
                                        Title: Secretary


                                        THE BANK OF NEW YORK


                                        By: /s/ WILLIAM F. POWERS
                                            ------------------------------------
                                        Name:  William F. Powers
                                        Title: Assistant Vice President


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